UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

FIRST NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	58-2466370
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

215 North Pine Street
Spartanburg, South Carolina 29302
(Address of Principal Executive Offices)

First National Bancshares, Inc. 2008 Restricted Stock Plan
(Full title of the plan)
Jerry L. Calvert
President and Chief Executive Officer
215 North Pine Street
Spartanburg, South Carolina 29302
864-948-9001
(Name, address, and telephone number of agent for service)
________________________________

Copies Requested to:

Neil E. Grayson, Esq.
Nelson Mullins Riley & Scarborough LLP
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, South Carolina 29601
Telephone: (864) 250-2300
Fax: (864) 232-2925

________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per Share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	320,000 (1)	$6.08(2)	$1,945,600(2)	$76.46
(1)	Represents shares of common stock issuable under the First National Bancshares, Inc. 2008 Restricted Stock Plan.
(2)	In accordance with Rule 457(c), the registration fee is based upon the average of the high and low price of common stock reported on August 20, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in First National Bancshares, Inc. 2008 Restricted Stock Plan in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933. In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by us with the SEC are incorporated by reference into this Registration Statement, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and shall be a part of this Registration Statement from the date of filing of such documents:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2007;

(b)	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008;

(c)
our Current Reports filed on Form 8-K filed January 4, 2008, January 17, 2008, January 25, 2008, January 31, 2008, February 4, 2008, March 6, 2008, March 7, 2008, March 24, 2008, March 25, 2008, March 31, 2008, April 7, 2008, April 10, 2008, April 24, 2008, April 25, 2008, May 7, 2008, May 19, 2008, May 22, 2008, May 23, 2008, July 9, 2008 and July 17, 2008, and our Current Report filed on Form 8-K/A filed April 15, 2008; and

(d)	our description of our common stock contained in our Form S-4/A registration statement filed on November 7, 2007 and in our Form S-4 registration statement filed on March 25, 2008.

Item 4.	Description of Securities.

N/A

Item 5.	Interests of Named Experts and Counsel.

N/A

Item 6.	Indemnification of Directors and Officers.

Section 33-8-500 et seq. of the South Carolina Business Corporation Act of 1988 provides First National with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandates the indemnification of its directors under certain circumstances. First National's articles of incorporation and bylaws also provide it with the power and authority to the fullest extent legally permissible under the Act to indemnify its directors and officers, persons serving at its request or for its benefit as directors or officers of another corporation, and persons serving as its representatives or agents in certain circumstances. Pursuant to such authority and the provisions of its articles of incorporation, First National has purchased insurance against certain liabilities that may be incurred by the company and its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to the articles of incorporation or bylaws, or otherwise, First National has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

N/A

Item 8.	Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation (1)

4.1A	Form of Articles of Amendment to First National's Articles of Incorporation(2)

4.2	Amended and Restated Bylaws (3)

4.3	Form of Certificate of Common Stock (1)

4.4	Form of Stock Warrant Agreement (1)

4.5	First National Bancshares, Inc. 2000 Stock Incentive Plan (as amended in August 2005) (3)(4)

4.6	First National Bancshares, Inc. / Carolina National Corporation 2003 Stock Option Plan(5)

4.7	First National Bancshares, Inc. 2008 Restricted Stock Plan(6)

5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP

23.1	Consent of Elliott Davis, LLC

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (contained in their opinion filed as Exhibit 5.1)

24	Power of Attorney (contained on the signature pages of this registration statement)

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on October 13, 2005.
(2)	Incorporated by reference to the Company's Registration Statement on Form S-1/A filed on June 18, 2007.
(3)	Incorporated by reference to the Company's Registration Statement on Form S-4/A filed on November 7, 2007.
(4)	Incorporated by reference to the Company Form 10-QSB filed on May 15, 2000.
(5)	Incorporated by reference to the Carolina National Corporation's Form 10-KSB filed on March 30, 2004.
(6)	Incorporated by reference to the Company's Definitive Proxy Statement on Form 14A filed on April 18, 2008.

Item 9.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spartanburg, State of South Carolina, on this 20th day of August, 2008.

FIRST NATIONAL BANCSHARES, INC.

By: /s/ Jerry L. Calvert
Jerry L. Calvert
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry L. Calvert and Kitty B. Payne, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer), to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ C. Dan Adams	Director, Chairman	August 22, 2008
C. Dan Adams
/s/ Mellnee G. Buchheit	Director	August 22, 2008
Mellnee G. Buchheit
/s/ Jerry L. Calvert	Director, President and	August 22, 2008
Jerry L. Calvert	Chief Executive Officer
/s/ Martha C. Chapman	Director	August 22, 2008
Martha C. Chapman
/s/ W. Russel Floyd, Jr.	Director	August 22, 2008
W. Russel Floyd, Jr.
/s/ C. Tyrone Gilmore, Sr.	Director	August 22, 2008
Dr. C. Tyrone Gilmore, Sr.
/s/ Benjamin R. Hines	Director	August 22, 2008
Benjamin R. Hines
/s/ William A. Hudson	Director	August 22, 2008
William A. Hudson
/s/ I.S. Leevy Johnson	Director	August 22, 2008
I.S. Leevy Johnson

/s/ Kitty B. Payne	Chief Financial Officer, Principal	August 22, 2008
Kitty B. Payne	Financial and Accounting Officer
/s/ Norman F. Pulliam	Director, Chairman Emeritus	August 22, 2008
Norman F. Pulliam
/s/ Joel A. Smith, III	Director	August 22, 2008
Joel A. Smith, III
/s/ Robert E. Staton, Sr.	Director	August 22, 2008
Robert E. Staton, Sr.
/s/ William H. Stern	Director	August 22, 2008
William H. Stern
/s/ Peter E. Weisman	Director	August 22, 2008
Peter E. Weisman
/s/ Donald B. Wildman	Director	August 22, 2008
Donald B. Wildman
/s/ Coleman L. Young, Jr.	Director	August 22, 2008
Coleman L. Young, Jr.

Exhibit Index
4.1	Articles of Incorporation (1)

4.1A	Form of Articles of Amendment to First National's Articles of Incorporation(2)

4.2	Amended and Restated Bylaws (3)

4.3	Form of Certificate of Common Stock (1)

4.4	Form of Stock Warrant Agreement (1)

4.5	First National Bancshares, Inc. 2000 Stock Incentive Plan (as amended in August 2005) (3)(4)

4.6	First National Bancshares, Inc. / Carolina National Corporation 2003 Stock Option Plan(5)

4.7	First National Bancshares, Inc. 2008 Restricted Stock Plan(6)

5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP

23.1	Consent of Elliott Davis, LLC

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (contained in their opinion filed as Exhibit 5.1)

24	Power of Attorney (contained on the signature pages of this registration statement)

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on October 13, 2005.
(2)	Incorporated by reference to the Company's Registration Statement on Form S-1/A filed on June 18, 2007.
(3)	Incorporated by reference to the Company's Registration Statement on Form S-4/A filed on November 7, 2007.
(4)	Incorporated by reference to the Company Form 10-QSB filed on May 15, 2000.
(5)	Incorporated by reference to the Carolina National Corporation's Form 10-KSB filed on March 30, 2004.
(6)	Incorporated by reference to the Company's Definitive Proxy Statement on Form 14A filed on April 18, 2008.